EXHIBIT 4(B)

                              1ST BERGEN BANCORP
                          1996 AMENDED AND RESTATED
                    STOCK OPTION PLAN FOR OUTSIDE DIRECTORS

I.    PURPOSES

      The purposes of the 1st Bergen Bancorp (the "Company") 1996 Amended and Restated Stock Option Plan for Outside Directors of the Company and its affiliates, including the outside directors of South Bergen Savings Bank (the "Bank") (the "Directors' Option Plan" or the "Plan") are to promote the growth and profitability of the Company and the Bank by providing outside directors of the Company and its affiliates with an incentive to achieve long-term objectives of the Company and to attract and retain outside directors of outstanding competence by providing such outside directors with an opportunity to acquire an equity interest in the Company.

II.   GRANT OF OPTIONS

      (a) Initial Grant. Each Outside Director (for purposes of this Directors' Option Plan, the term "Outside Director" shall mean a member of the Board of Directors of the Company (the "Board") or any of its affiliates who is not also serving as a full-time employee of the Company or any of its affiliates), who was serving in such capacity on the date of the Company's initial public offering and is still serving at the effective date of this Directors' Option Plan, is hereby granted non-statutory stock options to purchase 15,870 shares of common stock, no par value, of the Company ("Common Stock").

      The purchase price per share of the Common Stock deliverable upon the exercise of each non-statutory stock option shall be the Fair Market Value, as defined in Section II(d), of the Common Stock on the date of grant. The effective date of these initial grants shall be the effective date of the Directors' Option Plan as defined in Section V hereof ("Effective Date").

      (b) Grants to Subsequent Outside Directors. To the extent options are available for grant under the Directors' Option Plan, each outside director who is first appointed as a director of the Company subsequent to the Effective Date (a "Subsequent Outside Director") is hereby granted, as of the date on which such Subsequent Outside Director is qualified and first begins to serve, non-statutory stock options to purchase 7,935 shares of Common Stock, subject to adjustment pursuant to Section IV, or to purchase such lesser number of shares of Common Stock as remain in this Directors' Option Plan.

      The purchase price per share of the Common Stock deliverable upon exercise of such option shall equal the Fair Market value of


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the Common Stock on the date of the grant of this option as determined under paragraph (d) of this Section II.

      If options for sufficient shares are not available under the Directors' Option Plan to fulfill the grant under Section II(b) hereof to any Subsequent Outside Director first elected subsequent to the Effective Date, and thereafter options become available under the Directors' Option Plan, such Subsequent Outside Director shall then receive options to purchase an amount of shares of Common Stock determined by dividing equally among each Subsequent Outside Director, options for the number of shares then available under the Outside Directors' Plan, not to exceed options for shares with the values set forth in the preceding two paragraphs with respect to Subsequent Outside Directors, subject to adjustment under Section IV as appropriate. The date of grant shall be the date options for such shares become available. The purchase price per share of the Common Stock deliverable upon exercise of such options shall equal the Fair Market Value of the Common Stock on the date the option is granted as determined under the paragraph (d) of this Section II.

      (c) Ineligibility. An option under the Directors' Option Plan shall not be granted to any Outside Director who at any previous time was an employee of either the Company or the Bank and in such capacity was eligible to receive any options to purchase Common Stock.

      (d) Fair Market Value. "Fair Market Value" means, with respect to shares of Common Stock, the fair market value as determined by the Compensation/Benefits Committee of the Company (the "Committee") in good faith and in a manner established by the Committee from time to time; provided, however, if the shares of Common Stock are last sale reported over the counter securities, then the "fair market value" of such shares on any date shall be the average closing price for such securities for the five (5) trading days immediately preceding the date in question, as reported on the Nasdaq National Market System.

III.  TERMS AND CONDITIONS

      (a) Option Agreement. Each option shall be evidenced by a written option agreement between the Company and the recipient specifying the number of shares of Common Stock that may be acquired through its exercise and containing such other terms and conditions which are not inconsistent with the terms of this grant.

      (b) Vesting. Each option granted pursuant to Section II(a) or (b) hereof shall become exercisable in five annual installments of twenty percent (20%); provided, however, that in the event of recipient's termination of service due to death, Disability or Retirement, the provisions of subsection (e) hereof shall govern and in the event of a Change In Control, all options


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then held by such recipient or his estate shall immediately become exercisable.
Unless accelerated pursuant to the foregoing sentence, the first installment of options granted pursuant to Section II(a) or (b) shall vest one year from the date of grant.

      For purposes of this provision, a "Change In Control" shall mean:

            (1) a reorganization, merger, consolidation or sale of all or substantially all of the assets of the Company, or a similar transaction in which the Company is not the resulting entity; or

            (2) individuals who constitute the Incumbent Board (as herein defined) of the Company cease for any reason to constitute a majority thereof; or

            (3) the occurrence of a change in control within the meaning of 12 C.F.R. ss. 574.4; or

            (4) (a) an event of a nature that would be required to be reported in response to Item I of the Current Report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), or which results in a change in control of the Company within the meaning of the Home Owners' Loan Act of 1933 and the Rules and Regulations promulgated by the Office of Thrift Supervision or its predecessor agency, as in effect on the date hereof; or

            (5) Without limitation, a change in control shall be deemed to have occurred at such time as (i) any "person" (as the term is used in Section 13(d) and 14(d) of the Exchange Act) other than the Company, and excluding the trustee of any Employee benefit plan sponsored by the Company or the Bank or any such plan itself, is or becomes a "beneficial owner" (as defined in Rule 13-d under the Exchange Act) directly or indirectly, of securities of the Company representing 25% or more of the Company's outstanding securities ordinarily having the right to vote at the election of directors; or

            (6) A proxy statement soliciting proxies from stockholders of the Company is disseminated by someone other than the current management of the Company, seeking stockholder approval of a plan of reorganization, merger or consolidation of the Company or similar transaction with one or more corporations as a result of which the outstanding shares of the class of securities then subject to the plan or transaction are exchanged or converted


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                  into cash or property or securities not issued by the Company;

            (7) A tender offer is made for 25% or more of the voting securities of the Company and the shareholders owning beneficially or of record 25% or more of the outstanding securities of the Company have tendered or offered to sell their shares pursuant to such tender offer and such tendered shares have been accepted by the tender offeror.

      For these purposes, "Incumbent Board" means the Board of Directors on the effective date of this Plan, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by stockholders was approved by the same nominating committee serving under an Incumbent Board, shall be considered as though he were a member of the Incumbent Board.

      (c) Manner of Exercise. The option, when vested, may be exercised from time to time, in whole or in part, by delivering a written notice of exercise to the Chief Financial Officer of the Company signed by the recipient. Such notice is irrevocable and must be accompanied by full payment of the exercise price (as determined under Section II(a) or (b) hereof) in cash or shares of previously acquired Common Stock at the Fair Market Value of such shares determined on the exercise date.

      (d) Transferability. Each option granted hereby may be exercised only by the recipient to whom it is issued, or in the event of the Outside Director's death, his or her personal representative(s) or designee(s), heir(s) or devisee(s) pursuant to the terms of Section III(e) hereof or as otherwise provided by Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

      (e) Termination of Service. Upon the termination of a recipient's service for any reason other than Disability, death or Retirement, the recipient's stock option shall be exercisable only as to those shares which were immediately exercisable by the recipient at the date of termination of service. Unless such termination of service was for Cause, such options shall remain exercisable for the lesser of (i) the remaining term of the option or (ii) twelve (12) months. If a recipient is removed for Cause, all options granted to such recipient hereunder shall immediately terminate.

      In the event of the death of a recipient or the termination of service of a recipient due to Disability or Retirement, all stock options held by such recipient, whether or not exercisable at such time, shall become immediately exercisable by the recipient or the recipient's legal representatives or


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beneficiaries and shall remain exercisable by the recipient or his/her estate for the lesser of (i) the remaining term of the option or (ii) twelve months.

      For purposes of this Plan, "Disability" means the permanent and total inability by reason of mental or physical infirmity, or both, of an outside director to participate in the work of the Board and any committees thereof to which he/she may be assigned, including attending meetings of the Board and such committees. Additionally, a medical doctor selected or approved by the Board of Directors must advise the Board that it is either not possible to determine when such disability will terminate or that it appears probable that such disability will be permanent during the remainder of said recipient's lifetime. "Cause" means the removal of an Outside Director or Subsequent Outside Director because of a material loss to the Company or one of its affiliates caused by the Outside Director or Subsequent Outside Director's personal dishonesty, willful misconduct, any breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, or the willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease and desist order.

      For purposes of this Plan, `Retirement' means cessation of service on the Company's Board of Directors after age 65 with at least ten years of service as a member of the Board of Directors of the Corporation or the Bank

      (f) Termination of Option. Options shall expire one hundred and twenty
(120) months following the date of grant.

IV.   COMMON STOCK SUBJECT TO THE DIRECTORS' OPTION PLAN

      (a) Subject to adjustment as provided in paragraph (b) hereof, the maximum number of shares reserved hereby for purchase pursuant to the exercise of options granted under the Plan shall not exceed 95,220 shares of Common Stock of the Company. These shares of Common Stock may be either authorized but unissued shares or shares previously issued and reacquired by the Company. To the extent that options granted under the Plan terminate, expire or are canceled without having been exercised, new awards may be made with respect to these shares.

      (b) In the event of any change or changes in the outstanding Common Stock of the Company effected without receipt of consideration by the Company or payment of consideration by the Company, such as by any stock dividend or split, recapitalization, reorganization, combination or any similar corporate change, or other increase or decrease in such shares, the number of shares of Common Stock which may be issued under this Directors' Option Plan, the number of shares of Common Stock subject to options granted under this Directors' Option Plan and the option price of such options, shall be automatically adjusted


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to prevent dilution or enlargement of the rights granted to recipient under this
Directors' Option Plan.

      (c) In the event of a consolidation, merger, reorganization or sale of all or substantially all of the assets of the Company in which outstanding shares of Common Stock are exchanged for securities, cash or other property of any other corporation or business entity or in the event of a liquidation of the Company (collectively an "Extraordinary Event"), the following rules shall apply: (i) holders of Options shall continue to have the right to exercise their unexercised but currently exercisable Options on or before the day before the date of consummation of the Extraordinary Event, (ii) if any Option holders shall not have exercised their Options on or before the date of such consummation and if, under the terms of the Extraordinary Event, holders of the Common Stock of the Company will receive upon consummation thereof payment in cash, securities or other property (the "Event Payment") for each share surrendered in the Extraordinary Event (the "Event Price"), then an Event Payment equal to the difference between (A) the Event Price times the number of shares of Common Stock subject to each Outside Director's outstanding Options (to the extent then exercisable at prices not in excess of the Event Price) and
(B) the aggregate exercise price of all such outstanding Options shall be made to each Outside Director in exchange for the termination of such Options, (iii) notwithstanding the foregoing provisions of clause (ii), if the Extraordinary Event involves an exchange by the acquiring party solely of its voting securities in a reorganization pursuant to which holders of the Common Stock will not recognize gain or loss on the exchange of such securities until such holders dispose of the new voting securities acquired in such exchange, then the acquiring party shall have the right to provide that such Options shall be assumed, or equivalent options shall be substituted by the acquiring or succeeding corporation (or an affiliate thereof); provided that the Outside Director shall not, as a result of such provision, be required to recognize gain or loss on the exchange of Options, (iv) in no event shall the operation of the foregoing provisions be permitted to cause the Outside Director or the Plan to fail to comply with Rule 16b-3 of the Exchange Act, and (v) in the unlikely event any Options shall remain outstanding after giving effect to the foregoing provisions such Options shall terminate on the date the Extraordinary Event is consummated.

V.    APPROVAL AND EFFECTIVE DATE OF THE PLAN

      The Plan shall be effective as of April 15, 1997.

VI.   TERMINATION OF THE PLAN

      The right to grant options under the Directors' Option Plan will terminate automatically ten (10) years after the Effective Date of the Plan. A majority of the outstanding shares of the Common Stock entitled to vote is required to terminate the


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Directors' Option Plan for any other reason; provided, however, no such termination shall, without the consent of the affected recipient, affect such recipient's rights under a previously granted option.

VII.  TAXES

      There may be deducted from each distribution of Common Stock under the Plan sufficient amounts to cover for any applicable tax obligations incurred as a result of the exercise of options under the Plan.

VIII.  AMENDMENT OF THE PLAN

      The Directors' Option Plan may be amended form time to time by the Board of Directors of the Company provided that Sections II and III hereof shall not be amended more than once every six months other than to comport with the Internal Revenue Code of 1986, as amended, or the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder. Except as provided in
Section IV hereof, rights and obligations under any option granted before an amendment shall not be altered or impaired by such amendment without the written consent of the optionee. If any amendment would require shareholder approval under Rule 16b-3 of the Exchange Act, such amendment shall be presented to shareholders for ratification, provided, however, that the failure to obtain shareholder ratification shall not affect the validity of this Plan as so amended and the options granted thereunder.

IX.   APPLICABLE LAW

      In the absence of controlling Federal law, the Plan will be administered in accordance with the laws of the State of New Jersey.

X.    COMPLIANCE WITH SECTION 16 OF THE EXCHANGE ACT

      Transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent that any provision of the Plan fails to so comply, such provision shall be deemed null and void, to the extent permitted by law. Notwithstanding any other provision of the Plan, in order to qualify for the exemption provided by Rule 16b-3 under the Exchange Act, any Common Stock acquired by an Outside Director upon exercise of an Option may not be sold for six (6) months after the date of grant of the Option. The Committee shall have no authority to take any action if the authority to take such action, or the taking of such action, would disqualify the Plan from the exemption provided by Rule 16b-3 under the Exchange Act.